Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
EchoStar Corporation:

We consent to the incorporation by reference in the following registration statements of our report dated February 24, 2022, with respect to the consolidated financial statements of EchoStar Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

Form	Registration Statement No.	Description
S-8	333-218658	Additional shares for Amended and Restated EchoStar Corporation 2017 Employee Stock Purchase Plan
S-8	333-218657	EchoStar Corporation 2017 Stock Incentive Plan
EchoStar Corporation 2017 Non-Employee Director Stock Incentive Plan
S-8	333-162339	Additional shares for EchoStar Corporation 2008 Employee Stock Purchase Plan
S-8	333-148416	EchoStar Corporation (f/k/a EchoStar Holding Corporation) 2008 Stock Incentive Plan
EchoStar Corporation (f/k/a EchoStar Holding Corporation) 2008 Employee Stock Purchase Plan
EchoStar Corporation (f/k/a EchoStar Holding Corporation) 2008 Nonemployee Director Stock Option Plan
EchoStar Corporation (f/k/a EchoStar Holding Corporation) 2008 Class B CEO Stock Option Plans

/s/ KPMG LLP

Denver, Colorado
February 24, 2022